Exhibit 3.1.1

CERTIFICATE OF AMENDMENT

OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF EYENOVIA, INC.

Eyenovia, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1.       The name of the corporation is Eyenovia, Inc. (the “Corporation”).

2.       The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 23, 2014. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 10, 2014, and was further amended on October 6, 2016. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 31, 2017. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 29, 2018 (such Certificate of Incorporation, the “Certificate of Incorporation”).

3.       The amendments to the Corporation’s Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Sections 242 and 211 of the General Corporation Law of the State of Delaware.

4.       Section 5.4 of Article V of the Certificate of Incorporation is hereby amended by deleting such Section 5.4 in its entirety and replacing it with the following:

“Section 5.4. [Intentionally Omitted].”

5.       Section 7.3 of Article VII of the Certificate of Incorporation is hereby amended by deleting such Section 7.3 in its entirety and replacing it with the following:

“Section 7.3 No Action by Written Consent. Any action required or permitted by the DGCL to be taken by the stockholders of the Corporation must be taken only at a properly called annual meeting of stockholders or special meeting of stockholders, and may not be taken by written consent in lieu of a meeting.”

6.       This Certificate of Amendment shall be effective upon filing.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by the undersigned officer this 12th day of June 2018.

EYENOVIA, INC.

By:	/s/ Tsontcho Ianchulev
Tsontcho Ianchulev, Chief Executive Officer